As filed with the Securities and Exchange Commission on March 3, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-4053265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Boylston Street Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Semrush Holdings, Inc. 2021 Stock Option and Incentive Plan
(Full title of the plan)

Oleg Shchegolev
Chief Executive Officer
Semrush Holdings, Inc.
800 Boylston Street, Suite 2475
Boston, MA 02199
(800) 851-9959
(Name and address, and telephone number, including area code, of agent for service)
Copies to:

Kenneth J. Gordon, Esq. Jared J. Fine, Esq. Aaron Berman, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	David Mason Chief Legal Officer Semrush Holdings, Inc. 800 Boylston Street, Suite 2475 Boston, MA 02199 (800) 851-9959
 _____________________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Statement of Incorporation by Reference
This Registration Statement on Form S-8, relating to the 2021 Stock Option and Incentive Plan of Semrush Holdings, Inc. (the “Registrant”), is being filed for the purpose of registering 7,342,154 additional shares of the Class A common stock of the Registrant, as a result of the operation of an automatic annual increase provision therein. The additional shares are of the same class as the securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except for “Item 8. Exhibits” and except to the extent supplemented or amended or superseded by the information set forth herein, this Registration Statement incorporates by reference the information contained in the Registration Statements on Form S-8, File No. 333-254724, File No. 333-270575 and File No. 333-277749, filed by the Registrant with the Securities and Exchange Commission on March 25, 2021, March 15, 2023 and March 7, 2024, respectively.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
See the Exhibit Index below for a list of exhibits filed as part of this registration on Form S-8, which Exhibit Index is incorporated herein by reference.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-253730	3/16/2021	3.2
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Semrush Holdings, Inc., dated June 10, 2024.	8-K	001-40276	6/10/2024	3.1
4.3	Third Amended and Restated Bylaws of the Registrant.	8-K	001-40276	3/4/2024	3.1
4.4	Form of Class A common stock certificate of the Registrant.	S-1/A	333-253730	3/16/2021	4.1
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature pages of this registration statement).
99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder.	S-1/A	333-253730	3/16/2021	10.3
107*	Filing Fee Table.
______________________________________________________________________________________________________
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of March, 2025.

SEMRUSH HOLDINGS, INC.

By	/s/ David Mason
David Mason
Secretary and Chief Legal Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Semrush Holdings, Inc., hereby severally constitute and appoint Oleg Shchegolev, Eugene Levin, and David Mason, and each of them singly (with full power to each of them to act alone), as our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Semrush Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oleg Shchegolev	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2025
Oleg Shchegolev

/s/ Brian Mulroy	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2025
Brian Mulroy

/s/ Steven Aldrich	Director	March 3, 2025
Steven Aldrich

/s/ Anna Baird	Director	March 3, 2025
Anna Baird

/s/ Dmitry Melnikov	Director	March 3, 2025
Dmitry Melnikov

/s/ Dylan Pearce	Director	March 3, 2025
Dylan Pearce

/s/ Trynka Shineman Blake	Director	March 3, 2025
Trynka Shineman Blake

/s/ William Wagner	Director	March 3, 2025
William Wagner

/s/ Mark Vranesh	Director	March 3, 2025
Mark Vranesh